Exhibit (h)(19)(ii)

AMENDMENT TO PARTICIPATION AGREEMENT
THIS AMENDMENT TO PARTICIPATION AGREEMENT (this “Amendment”) is made as of the 21st day of September, 2022, by and among PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY (the “Company”), acting herein for and on behalf of itself and on behalf of each segregated asset account set forth in Schedule A to the Participation Agreement between the parties (the “Separate Accounts”); PUTNAM VARIABLE TRUST (“Trust”), a Massachusetts business trust, and PUTNAM RETAIL MANAGEMENT LIMITED PARTNERSHIP (“Underwriter”, and together with the Trust, “Putnam”), a Massachusetts limited partnership.

RECITALS

WHEREAS, the Company and Putnam are parties to a certain Participation Agreement dated November 9, 2020 (the “Agreement”);

WHEREAS, the parties desire to amend the Agreement to update the separate accounts and policies listed in Schedule A; and,

WHEREAS, the parties now desire to modify the Agreement as provided herein.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions set forth herein, and for other good and valuable consideration, the parties agree to amend the Agreement as follows:

1.
Schedule A. Schedule A to the Agreement is hereby deleted in its entirety and replaced with Schedule A as attached hereto.

2.
Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

3.
Full Force and Effect.  Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY, on behalf of itself and each Separate Account
By:__/s/ Steve Cramer
Name:__Steve Cramer
Title:_Chief Product Officer – Retirement Division_

PUTNAM VARIABLE TRUST

By:__/s/ Michael Higgins
Name:__Michael Higgins_____________________
Title:_Treasurer of the Funds__________________

PUTNAM RETAIL MANAGEMENT LIMITED PARTNERSHIP

By:__/s/ Mark Coneeny
Name:_Mark Coneeny_______________________
Title:__Head of Relationship Management________

SCHEDULE A

SEPARATE ACCOUNTS

Separate Account	Contracts Funded by Separate Account
Protective NY COLI VUL Separate Account	Protective Executive Benefits Registered VUL NY
Protective NY COLI PPVUL Separate Account	Protective Executive Benefits Private Placement VUL NY
Variable Annuity Account A of Protective Life	Protective Investors Benefit Advisory Variable Annuity NY